EXHIBIT 99.1

Lakeland Bancorp Third Quarter Results Driven by Strong Loan Growth; Receives Regulatory Approvals for Merger with Pascack Bancorp

OAK RIDGE, N.J., Oct. 27, 2015 (GLOBE NEWSWIRE) -- Lakeland Bancorp, Inc. (NASDAQ:LBAI) (the "Company") reported the following results in the third quarter of 2015:

  Net Income in the third quarter of 2015 was $7.8 million, or $0.20 per diluted share, compared to $8.2 million, or $0.22 per diluted share, for the same period in 2014. Excluding the impact of $734 thousand in non-routine transactions, net income for the third quarter of 2015 would have been $8.3 million, or $0.22 per diluted share.
  For the third quarter of 2015, Annualized Return on Average Assets was 0.84%, Annualized Return on Average Common Equity was 7.86%, and Annualized Return on Average Tangible Common Equity was 10.96%. As of September 30, 2015, tangible book value per common share was $7.55, an increase of 6.9% compared to December 31, 2014.
  Net Income for the first nine months of 2015 was $24.0 million, or $0.63 per diluted share, which was $0.8 million, or $0.02 per diluted share, higher than the same period in 2014. Excluding the impact of $734 thousand in non-routine transactions, net income for the first nine months of 2015 would have been $24.5 million, or $0.64 per diluted share. Annualized Return on Average Assets was 0.89%, the Annualized Return on Average Common Equity was 8.24%, and the Annualized Return on Average Tangible Common Equity was 11.56%.
  The $734 thousand in non-routine transactions included $330 thousand of expenses related to the proposed merger with Pascack Bancorp, Inc., $1.8 million of realized gain when the Company redeemed and extinguished Lakeland Bancorp Capital Trust IV trust preferred securities having a notional value of $10.0 million, $2.4 million of prepayment fees from the repayment of $20.0 million in 4.44% long-term debt, and $173 thousand in net realized gains on the sale of securities relating to the two aforementioned transactions.
  At September 30, 2015, loans totaled $2.85 billion, an increase of $198.2 million, or 7.5%, compared to December 31, 2014. The overall year-to-date increase was primarily in total commercial loans, which increased by $235.8 million, or 12.9%, aided in part by the new Hudson Valley, N.Y. and Middlesex/Monmouth County, N.J. Loan Production Offices ("LPOs").
  Noninterest bearing demand deposits totaled $694.3 million at September 30, 2015, an increase of $48.2 million, or 7.5%, since December 31, 2014. As of September 30, 2015, noninterest bearing demand deposits represent 23.8% of total deposits, up from 23.1% at December 31, 2014.
  On October 23, 2015, the Company declared a quarterly cash dividend of $0.085 per common share, payable on November 16, 2015 to holders of record as of the close of business on November 6, 2015.

Thomas J. Shara, Lakeland Bancorp's President and CEO said, "Total loans and total assets at $2.9 billion and $3.7 billion, respectively, are now at record levels. Our loan growth continues to be driven by our commercial lending teams, which now include meaningful contributions from our recently formed LPOs. For the third quarter, our growth in commercial real estate was 4.8%, and for the last twelve months totaled 14.1%. Our commercial, industrial and other growth for the third quarter was 10.8% and for the last twelve months totaled 25.4%. Our organic loan growth, along with the fully operational LPOs, recent debt prepayments and the anticipated merger with Pascack, have us well positioned for the future."

Earnings

Net Interest Income

Net interest income for the third quarter of 2015 was $29.3 million, an increase of 3.1% as compared to $28.5 million for the same period in 2014. Annualized Net Interest Margin ("NIM") was 3.42%, as compared to 3.46% for the second quarter of 2015 and 3.58% reported in the third quarter of 2014. The 16 basis point decrease in NIM from the third quarter of 2014 to the third quarter of 2015 was primarily driven by a 14 basis point decline in the yield on loans and leases as new and repriced loans were added at lower rates. Average loan and lease balances increased by $202.9 million over this time period. The annualized cost of interest bearing liabilities also increased during this period by five basis points.

Year-to-date 2015 net interest income of $86.5 million increased 2.1% as compared to the $84.7 million reported for the same period in 2014. Annualized NIM for the first nine months of 2015 was 3.48%, as compared to 3.66% for the same period in 2014. The Company's annualized yield on interest earning assets decreased from 3.94% for the first nine months of 2014 to 3.79% for the same period in 2015. The Company's cost of interest bearing liabilities increased from 0.37% for the first nine months of 2014 to 0.42% for the same period in 2015.

Noninterest Income

Noninterest income totaled $6.7 million for the third quarter of 2015, as compared to $4.8 million for the same period in 2014. Excluding the $1.8 million gain on debt extinguishment and $173 thousand net gain on sale of securities related to debt prepayments, total noninterest income totaling $4.7 million was $0.1 million less than the same period in 2014. The gain on sale of mortgage loans at $0.5 million rose by $0.4 million due to an increase in the number of mortgages sold, partially offset by a $0.2 million decline in investment services fee income and a $0.1 million decline in the gain on sale of other real estate property.

For the first nine months of 2015, noninterest income totaled $16.4 million, as compared to $13.3 million for the same period in 2014. Excluding the $1.8 million gain on debt extinguishment and $173 thousand net gain on sale of securities related to debt prepayments, total noninterest income totaling $14.4 million was $1.1 million greater than the same period in 2014. Service charges on deposits totaled $7.4 million and decreased $0.5 million as compared to the same period in 2014, due to reduced demand deposit account fees and overdraft charges. Swap fees yielded $0.4 million during the first nine months of 2015, but none in 2014. Finally, gains on the sale of mortgage loans at $1.2 million exceeded the $0.4 million earned in the same period in 2014 due to an increase in the number of mortgages sold.

Noninterest Expense

Noninterest expense for the third quarter of 2015 was $23.8 million, as compared to $19.7 million for the same period in 2014.  Excluding the $330 thousand in merger related expenses and $2.4 million of debt prepayment fees, noninterest expense totaling $21.1 million was $1.4 million greater than the same period in 2014. Salary and benefit expense at $12.4 million comprised most of this increase as $0.4 million in salary and benefit expenses were incurred related to the two new LPOs, coupled with year-over-year incremental salary and benefit increases.

For the first nine months of 2015, noninterest expense totaled $65.1 million, as compared to $59.0 million for the same period in 2014. Excluding the $330 thousand in merger related expenses and $2.4 million of debt prepayment fees, noninterest expense totaling $62.3 million was $3.4 million greater than the same period in 2014. Salary and benefit expense at $36.3 million increased by $2.9 million and was the primary driver of the year-over-year increase in noninterest expense. This increase was primarily due to $0.7 million in salary and benefits expenses related to the two new LPOs, coupled with year-over-year incremental salary and benefit increases.

Financial Condition

At September 30, 2015, total assets were $3.74 billion, an increase of $204.8 million, or 5.8%, from December 31, 2014.  As previously mentioned, at September 30, 2015, loans totaled $2.85 billion, an increase of $198.2 million, or 7.5%, compared to December 31, 2014. Total deposits were $2.92 billion, an increase of $128.9 million, or 4.6%, from December 31, 2014.  Noninterest bearing demand deposits at $694.3 million have increased by $48.2 million, or 7.5%, in 2015, while interest bearing deposits at $2.2 billion have increased $80.6 million, or 3.8%, in 2015.

Asset Quality

At September 30, 2015, non-performing assets totaled $22.3 million (0.60% of total assets). The Allowance for Loan and Lease Losses totaled $31.0 million at September 30, 2015 and represented 1.09% of total loans.  In the third quarter of 2015, the Company had net recoveries of $0.5 million, as compared to net charge offs totaling $1.0 million in the third quarter of 2014.  For the first nine months of 2015, the Company had net charge-offs of $1.6 million (0.08% of average loans), as compared to $4.1 million (0.21% of average loans) for the same period in 2014.  The provision for loan and lease losses in the third quarter of 2015 was $0.3 million, compared to $1.2 million in the same quarter of 2014. The provision for loan and lease losses for the first nine months of 2015 was $1.9 million, as compared to $4.3 million for the same period in 2014.

Capital

At September 30, 2015, stockholders' equity was $397.7 million, while book value per common share was $10.49. Tangible book value per common share was $7.55 at September 30, 2015, an increase of 6.9% since December 31, 2014.  As of September 30, 2015, the Company's leverage ratio was 8.77%. Tier I and total risk based capital ratios were 10.81% and 11.93%, respectively. The common equity tier 1 capital ratio was 9.78%. The tangible common equity ratio was 7.88%.  The regulatory capital ratios exceed those necessary to be considered a well-capitalized institution under Federal guidelines.

Regulatory Approvals

The Company and Pascack Bancorp have received approvals from the Federal Deposit Insurance Corporation and the New Jersey Department of Banking and Insurance to complete the merger of the bank subsidiaries, Pascack Community Bank with and into Lakeland Bank. The Federal Reserve Board has advised that the merger of the bank holding companies, Pascack Bancorp with and into the Company, does not require its approval. The merger remains subject to the approval of Pascack Bancorp's shareholders and other customary closing conditions.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. In connection with the proposed mergers, Lakeland Bancorp has filed with the Securities and Exchange Commission a registration statement on Form S-4 that includes a preliminary proxy statement of Pascack Bancorp and a preliminary prospectus of Lakeland Bancorp. The registration statement has not yet become effective. This material is not a substitute for the final proxy statement and prospectus or any other document Lakeland Bancorp may file with the SEC. After the registration statement has been declared effective by the SEC, the definitive proxy statement and prospectus will be delivered to the shareholders of Pascack Bancorp. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE TRANSACTIONS THAT HAVE BEEN OR WILL BE FILED BY LAKELAND CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the registration statement and the definitive proxy statement and prospectus (when available) and other documents filed by Lakeland Bancorp with the SEC at the SEC's web site at www.sec.gov. These documents may be accessed and downloaded for free at Lakeland Bancorp's website at www.lakelandbank.com or by directing a request to Investor Relations, Lakeland Bancorp, Inc., 250 Oak Ridge Road, Oak Ridge, NJ 07438 (973-697-2000). Requests for the definitive proxy statement and prospectus (when available) may also be made to Investor Relations, Pascack Bancorp, Inc., 64 Crescent Avenue, Waldwick, New Jersey 07463 (201-345-9348).

Participants in the Solicitation

This communication is not a solicitation of a proxy from any security holder of Lakeland Bancorp or Pascack Bancorp. However, Lakeland Bancorp, Pascack Bancorp and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Pascack Bancorp's shareholders in respect of the proposed transaction. Information regarding the directors and executive officers of Lakeland Bancorp may be found in its definitive proxy statement relating to its 2015 Annual Meeting of Shareholders, which was filed with the Commission on April 10, 2015, and can be obtained free of charge from Lakeland Bancorp's website. Information regarding the directors and executive officers of Pascack Bancorp may be found in its definitive proxy statement relating to its 2015 Annual Meeting of Shareholders, and can be obtained free of charge from Pascack Bancorp's website. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interest, by security holdings or otherwise, will be contained in the definitive proxy statement and prospectus and other relevant materials to be filed with the Commission when they become available.

Forward-Looking Statements

The information disclosed in this document includes various forward-looking statements (with respect to corporate objectives, trends, and other financial and business matters) that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "anticipates", "projects", "intends", "estimates", "expects", "believes", "plans", "may", "will", "should", "could", and other similar expressions are intended to identify such forward-looking statements. Lakeland cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. The following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: changes in the financial services industry and the U.S. and global capital markets, changes in economic conditions nationally, regionally and in the Company's markets, the nature and timing of actions of the Federal Reserve Board and other regulators, the nature and timing of legislation affecting the financial services industry, government intervention in the U.S. financial system, changes in levels of market interest rates, pricing pressures on loan and deposit products, credit risks of the Company's lending and leasing activities, customers' acceptance of the Company's products and services, competition, failure to obtain the required approval from Pascack Bancorp, Inc. shareholders for the merger of Pascack Bancorp, Inc. into Lakeland Bancorp, Inc. and failure to realize anticipated efficiencies and synergies if the holding company merger and the merger of Pascack Community Bank into Lakeland Bank are consummated. Any statements made by Lakeland that are not historical facts should be considered to be forward-looking statements. Lakeland is not obligated to update and does not undertake to update any of its forward-looking statements made herein.

EXPLANATION OF NON-GAAP FINANCIAL MEASURES

Reported amounts are presented in accordance with accounting principles generally accepted in the United States of America ("GAAP").  The Company's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors.  These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

The Company also uses an efficiency ratio that is a non-GAAP financial measure. The ratio that the Company uses excludes amortization of core deposit intangibles, expenses on other real estate owned and other repossessed assets, provision for unfunded lending commitments and, where applicable, long-term debt prepayment fees and merger related expenses. Income for the non-GAAP ratio is increased by the favorable effect of tax-exempt income and excludes securities gains and losses and gain on debt extinguishment, which can vary from period to period. The Company uses this ratio because it believes the ratio provides a better comparison of period to period operating performance.

About Lakeland Bank

Lakeland Bancorp, the holding company for Lakeland Bank, has $3.7 billion in total assets with 48 New Jersey branch offices in Bergen, Essex, Morris, Passaic, Somerset, Sussex, Union and Warren counties, five New Jersey regional commercial lending centers in Bernardsville, Montville, Newton, Teaneck and Wyckoff and two commercial loan production offices serving Middlesex and Monmouth counties in New Jersey and the Hudson Valley region of New York. Lakeland Bank offers an extensive array of consumer and commercial products and services, including online and mobile banking, localized commercial lending teams, and 24-hour or less turnaround time on consumer loan applications.  For more information about the full line of products and services, visit LakelandBank.com.

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands, except per share amounts)	2015	2014	2015	2014

INCOME STATEMENT
Net Interest Income	$ 29,334	$ 28,452	$ 86,521	$ 84,716
Provision for Loan and Lease Losses	(332)	(1,194)	(1,942)	(4,276)
Other Noninterest Income	4,169	4,666	13,119	12,873
Gain on Investment Securities	173	--	190	2
Gain on Sale of Loans	515	143	1,244	378
Gain on Debt Extinguishment	1,830	--	1,830	--
Long-Term Debt Prepayment Fee	(2,407)	--	(2,407)	--
Merger Related Expenses	(330)	--	(330)	--
Other Noninterest Expense	(21,095)	(19,685)	(62,332)	(58,957)
Pretax Income	11,857	12,382	35,893	34,736
Tax Expense	(4,032)	(4,136)	(11,876)	(11,546)
Net Income	$ 7,825	$ 8,246	$ 24,017	$ 23,190

Basic Earnings per Common Share	$ 0.20	$ 0.22	$ 0.63	$ 0.61
Diluted Earnings per Common Share	$ 0.20	$ 0.22	$ 0.63	$ 0.61
Dividends per Common Share	$ 0.085	$ 0.075	$ 0.245	$ 0.218
Weighted Average Shares - Basic	37,856	37,738	37,837	37,720
Weighted Average Shares - Diluted	38,016	37,862	37,976	37,838

SELECTED OPERATING RATIOS
Annualized Return on Average Assets	0.84%	0.95%	0.89%	0.92%
Annualized Return on Average Common Equity	7.86%	8.83%	8.24%	8.52%
Annualized Return on Average Tangible Common Equity (1)	10.96%	12.66%	11.56%	12.33%
Annualized Return on Interest Earning Assets	3.75%	3.87%	3.79%	3.94%
Annualized Cost of Interest Bearing Liabilities	0.44%	0.39%	0.42%	0.37%
Annualized Net Interest Spread	3.31%	3.48%	3.37%	3.57%
Annualized Net Interest Margin	3.42%	3.58%	3.48%	3.66%
Efficiency Ratio (1)	60.77%	57.97%	60.68%	59.18%
Stockholders' Equity to Total Assets			10.62%	10.65%
Book Value per Common Share			$ 10.49	$ 9.83
Tangible Book Value per Common Share (1)			$ 7.55	$ 6.87
Tangible Common Equity to Tangible Assets (1)			7.88%	7.69%

ASSET QUALITY RATIOS			9/30/2015	9/30/2014
Ratio of Allowance for Loan and Lease Losses to Total Loans			1.09%	1.15%
Non-accruing Loans to Total Loans			0.75%	0.71%
Non-performing Assets to Total Assets			0.60%	0.56%
Annualized Net Charge-Offs to Average Loans			0.08%	0.21%

SELECTED BALANCE SHEET DATA AT PERIOD-END			9/30/2015	9/30/2014
Loans and Leases			$ 2,853,764	$ 2,613,404
Allowance for Loan and Lease Losses			(30,994)	(30,047)
Investment Securities			559,295	558,032
Total Assets			3,743,100	3,498,905
Total Deposits			2,919,673	2,776,931
Short-Term Borrowings			131,356	112,796
Other Borrowings			275,666	220,938
Stockholders' Equity			397,687	372,539

SELECTED AVERAGE BALANCE SHEET DATA	For the Three Months Ended		For the Nine Months Ended
	9/30/2015	9/30/2014	9/30/2015	9/30/2014
Loans and Leases, net	$ 2,811,581	$ 2,608,687	$ 2,731,518	$ 2,549,675
Investment Securities	581,565	529,379	588,337	536,313
Interest Earning Assets	3,431,018	3,183,361	3,349,755	3,120,265
Total Assets	3,685,573	3,443,946	3,604,713	3,372,591
Noninterest Bearing Demand Deposits	710,011	671,049	686,652	643,548
Savings Deposits	398,147	382,642	398,491	384,934
Interest Bearing Transaction Accounts	1,497,340	1,457,680	1,491,166	1,444,006
Time Deposits	309,235	280,200	295,460	285,919
Total Deposits	2,914,733	2,791,571	2,871,769	2,758,407
Short-Term Borrowings	61,679	49,725	56,303	61,575
Other Borrowings	297,140	217,049	270,871	173,949
Total Interest Bearing Liabilities	2,563,542	2,387,295	2,512,291	2,350,383
Stockholders' Equity	394,948	370,448	389,604	363,783

(1) See supplemental information - Non-GAAP financial measures

Lakeland Bancorp, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands, except per share amounts)	2015	2014	2015	2014

INTEREST INCOME
Loans and fees	$29,123	$27,949	$85,230	$82,405
Federal funds sold and interest bearing deposits with banks	7	24	30	46
Taxable investment securities and other	2,639	2,387	8,001	7,448
Tax exempt investment securities	390	436	1,198	1,376
TOTAL INTEREST INCOME	32,159	30,796	94,459	91,275
INTEREST EXPENSE
Deposits	1,464	1,256	4,093	3,762
Federal funds purchased and securities sold under agreements to repurchase	33	19	92	69
Other borrowings	1,328	1,069	3,753	2,728
TOTAL INTEREST EXPENSE	2,825	2,344	7,938	6,559
NET INTEREST INCOME	29,334	28,452	86,521	84,716
Provision for loan and lease losses	332	1,194	1,942	4,276
NET INTEREST INCOME AFTER PROVISION FOR LOAN AND LEASE LOSSES	29,002	27,258	84,579	80,440
NONINTEREST INCOME
Service charges on deposit accounts	2,614	2,689	7,404	7,911
Commissions and fees	984	1,371	3,487	3,466
Gain on investment securities	173	--	190	2
Gain on sale of loans	515	143	1,244	378
Gain on debt extinguishment	1,830	--	1,830	--
Income on bank owned life insurance	455	365	1,542	1,090
Other income	116	241	686	406
TOTAL NONINTEREST INCOME	6,687	4,809	16,383	13,253
NONINTEREST EXPENSE
Salaries and employee benefits	12,376	11,327	36,270	33,340
Net occupancy expense	2,067	2,017	6,888	6,675
Furniture and equipment	1,881	1,605	5,166	4,958
Stationery, supplies and postage	395	368	1,137	1,056
Marketing expense	396	629	1,052	1,491
FDIC insurance expense	474	489	1,523	1,501
Legal expense	301	144	742	636
Other real estate owned and other repossessed assets expense	27	50	46	165
Long-term debt prepayment fee	2,407	--	2,407	--
Merger related expenses	330	--	330	--
Core deposit intangible amortization	98	111	316	353
Other expenses	3,080	2,945	9,192	8,782
TOTAL NONINTEREST EXPENSE	23,832	19,685	65,069	58,957
INCOME BEFORE PROVISION FOR INCOME TAXES	11,857	12,382	35,893	34,736
Provision for income taxes	4,032	4,136	11,876	11,546
NET INCOME	$7,825	$8,246	$24,017	$23,190
EARNINGS PER COMMON SHARE
Basic	$0.20	$0.22	$0.63	$0.61
Diluted	$0.20	$0.22	$0.63	$0.61
DIVIDENDS PER COMMON SHARE	$0.085	$0.075	$0.245	$0.218

Lakeland Bancorp, Inc.
Consolidated Balance Sheets

	September 30,	December 31,
(Dollars in thousands)	2015	2014
	(Unaudited)
ASSETS
Cash and due from banks	$117,743	$102,549
Federal funds sold and interest bearing deposits due from banks	5,396	6,767
Total cash and cash equivalents	123,139	109,316

Investment securities available for sale, at fair value	424,893	457,449
Investment securities held to maturity; fair value of $123,154 in 2015 and $109,030 in 2014	121,550	107,976
Federal Home Loan Bank and other membership stocks, at cost	12,852	9,846
Loans held for sale	1,920	592
Loans:
Commercial, secured by real estate	1,776,911	1,593,781
Commercial, industrial and other	290,961	238,252
Leases	55,057	54,749
Residential mortgages	400,247	431,190
Consumer and home equity	330,588	337,642
Total loans	2,853,764	2,655,614
Net deferred costs	(2,417)	(1,788)
Allowance for loan and lease losses	(30,994)	(30,684)
Net loans	2,820,353	2,623,142
Premises and equipment, net	35,439	35,675
Accrued interest receivable	8,827	8,896
Goodwill	109,974	109,974
Other identifiable intangible assets	1,644	1,960
Bank owned life insurance	65,014	57,476
Other assets	17,495	16,023
TOTAL ASSETS	$3,743,100	$3,538,325

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Deposits:
Noninterest bearing	$694,267	$646,052
Savings and interest bearing transaction accounts	1,907,858	1,864,805
Time deposits under $100,000	164,291	165,625
Time deposits $100,000 and over	153,257	114,337
Total deposits	2,919,673	2,790,819
Federal funds purchased and securities sold under agreements to repurchase	131,356	108,935
Other borrowings	244,428	202,498
Subordinated debentures	31,238	41,238
Other liabilities	18,718	15,397
TOTAL LIABILITIES	3,345,413	3,158,887

STOCKHOLDERS' EQUITY:
Common stock, no par value; authorized 70,000,000 shares; issued 37,906,481 shares at September 30, 2015 and 37,910,840 shares at December 31, 2014	385,941	384,731
Retained Earnings (Accumulated Deficit)	7,861	(6,816)
Accumulated other comprehensive gain	3,885	1,523
TOTAL STOCKHOLDERS' EQUITY	397,687	379,438
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,743,100	$3,538,325

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended
	Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sept 30,
(Dollars in thousands, except per share data)	2015	2015	2015	2014	2014

INCOME STATEMENT
Net Interest Income	$ 29,334	$ 28,669	$ 28,518	$ 28,850	$ 28,452
Provision for Loan and Lease Losses	(332)	(740)	(870)	(1,589)	(1,194)
Other Noninterest Income	4,169	4,477	4,473	4,274	4,666
Gain on Investment Securities	173	17	--	--	--
Gain on Sale of Loans	515	464	265	195	143
Gain on Debt Extinguishment	1,830	--	--	--	--
Long-Term Debt Prepayment Fee	(2,407)	--	--	--	--
Merger Related Expenses	(330)	--	--	--	--
Other Noninterest Expense	(21,095)	(21,195)	(20,042)	(20,178)	(19,685)
Pretax Income	11,857	11,692	12,344	11,552	12,382
Tax Expense	(4,032)	(3,830)	(4,014)	(3,613)	(4,136)
Net Income	$ 7,825	$ 7,862	$ 8,330	$ 7,939	$ 8,246

Basic Earnings Per Common Share	$ 0.20	$ 0.21	$ 0.22	$ 0.21	$ 0.22
Diluted Earnings Per Common Share	$ 0.20	$ 0.21	$ 0.22	$ 0.21	$ 0.22
Dividends Per Common Share	$ 0.085	$ 0.085	$ 0.075	$ 0.075	$ 0.075
Dividends Paid	$ 3,244	$ 3,243	$ 2,852	$ 2,853	$ 2,853
Weighted Average Shares - Basic	37,856	37,854	37,800	37,765	37,738
Weighted Average Shares - Diluted	38,016	37,988	37,937	37,920	37,862

SELECTED OPERATING RATIOS
Annualized Return on Average Assets	0.84%	0.88%	0.96%	0.90%	0.95%
Annualized Return on Average Common Equity	7.86%	8.08%	8.81%	8.35%	8.83%
Annualized Return on Tangible Common Equity (1)	10.96%	11.33%	12.43%	11.87%	12.66%
Annualized Net Interest Margin	3.42%	3.46%	3.56%	3.58%	3.58%
Efficiency Ratio (1)	60.77%	62.09%	59.17%	59.87%	57.97%
Common Stockholders' Equity to Total Assets	10.62%	10.57%	10.70%	10.72%	10.65%
Tangible Common Equity to Tangible Assets (1)	7.88%	7.78%	7.86%	7.81%	7.69%
Tier 1 Risk-Based Ratio (2)	10.81%	11.05%	11.23%	11.76%	11.75%
Total Risk-Based Ratio (2)	11.93%	12.15%	12.37%	12.98%	12.97%
Tier 1 Leverage Ratio (2)	8.77%	9.12%	9.17%	9.08%	9.02%
Common Equity Tier 1 Capital Ratio (2)	9.78%	9.66%	9.79%	N/A	N/A
Book Value per Common Share	$ 10.49	$ 10.31	$ 10.24	$ 10.01	$ 9.83
Tangible Book Value per Common Share (1)	$ 7.55	$ 7.36	$ 7.29	$ 7.06	$ 6.87

(1) See Supplemental Information - Non-GAAP financial measures
(2) Beginning March 31, 2015, these ratios were calculated according to the Basel III capital rules that took effect on January 1, 2015.

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended
	Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sept 30,
(Dollars in thousands)	2015	2015	2015	2014	2014

SELECTED BALANCE SHEET DATA AT PERIOD-END
Loans and Leases	$ 2,853,764	$ 2,756,694	$ 2,691,705	$ 2,655,614	$ 2,613,404
Allowance for Loan and Lease Losses	(30,994)	(30,174)	(30,505)	(30,684)	(30,047)
Investment Securities	559,295	597,598	599,986	575,271	558,032
Total Assets	3,743,100	3,699,127	3,627,764	3,538,325	3,498,905
Total Deposits	2,919,673	2,842,953	2,842,565	2,790,819	2,776,931
Short-Term Borrowings	131,356	146,249	117,351	108,935	112,796
Other Borrowings	275,666	303,966	263,966	243,736	220,938
Stockholders' Equity	397,687	390,860	388,084	379,438	372,539

Loans and Leases
Commercial Real Estate	$ 1,776,911	$ 1,695,276	$ 1,636,128	$ 1,593,781	$ 1,557,168
Commercial, Industrial and Other	290,961	262,617	244,162	238,252	231,961
Leases	55,057	53,798	54,271	54,749	52,285
Residential Mortgages	400,247	414,339	426,339	431,190	431,477
Consumer and Home Equity	330,588	330,664	330,805	337,642	340,513
Total Loans	$ 2,853,764	$ 2,756,694	$ 2,691,705	$ 2,655,614	$ 2,613,404

Deposits
Noninterest Bearing	$ 694,267	$ 714,227	$ 672,264	$ 646,052	$ 674,933
Savings and Interest Bearing Transaction Accounts	1,907,858	1,822,295	1,878,598	1,864,805	1,820,657
Time Deposits Under $100,000	164,291	165,105	164,946	165,625	168,391
Time Deposits $100,000 and Over	153,257	141,326	126,757	114,337	112,950
Total Deposits	$ 2,919,673	$ 2,842,953	$ 2,842,565	$ 2,790,819	$ 2,776,931

SELECTED AVERAGE BALANCE SHEET DATA
Loans and Leases, net	$ 2,811,581	$ 2,720,801	$ 2,660,512	$ 2,622,602	$ 2,608,687
Investment Securities	581,565	600,547	582,912	566,039	529,379
Interest Earning Assets	3,431,018	3,345,380	3,271,110	3,227,390	3,183,361
Total Assets	3,685,573	3,600,416	3,526,898	3,483,162	3,443,946
Noninterest Bearing Demand Deposits	710,011	688,854	660,548	679,796	671,049
Savings Deposits	398,147	402,142	395,153	384,064	382,642
Interest Bearing Transaction Accounts	1,497,340	1,480,866	1,495,270	1,487,492	1,457,680
Time Deposits	309,235	295,996	280,837	277,930	280,200
Total Deposits	2,914,733	2,867,858	2,831,808	2,829,282	2,791,571
Short-Term Borrowings	61,679	59,249	47,827	38,653	49,725
Other Borrowings	297,140	267,610	247,316	221,848	217,049
Total Interest Bearing Liabilities	2,563,542	2,505,863	2,466,403	2,409,988	2,387,295
Stockholders' Equity	394,948	390,151	383,587	377,379	370,448

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended
	Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sept 30,
(Dollars in thousands)	2015	2015	2015	2014	2014

AVERAGE ANNUALIZED YIELDS (Taxable Equivalent Basis)
Assets:
Loans and leases	4.11%	4.16%	4.25%	4.26%	4.25%
Taxable investment securities and other	2.06%	2.02%	2.08%	2.09%	2.08%
Tax-exempt securities	3.41%	3.58%	3.67%	3.75%	3.79%
Federal funds sold and interest bearing cash accounts	0.07%	0.18%	0.17%	0.26%	0.21%
Total interest earning assets	3.75%	3.78%	3.86%	3.87%	3.87%

Liabilities:
Savings accounts	0.05%	0.05%	0.05%	0.05%	0.05%
Interest bearing transaction accounts	0.25%	0.23%	0.23%	0.23%	0.23%
Time deposits	0.63%	0.59%	0.56%	0.54%	0.49%
Borrowings	1.52%	1.58%	1.61%	1.65%	1.63%
Total interest bearing liabilities	0.44%	0.42%	0.40%	0.39%	0.39%
Net interest spread (taxable equivalent basis)	3.31%	3.36%	3.46%	3.48%	3.48%

Annualized net interest margin (taxable equivalent basis)	3.42%	3.46%	3.56%	3.58%	3.58%
Annualized cost of deposits	0.20%	0.19%	0.18%	0.18%	0.18%

ASSET QUALITY DATA
Allowance for Loan and Lease Losses
Balance at beginning of period	$ 30,174	$ 30,505	$ 30,684	$ 30,047	$ 29,866
Provision for loan losses	332	740	870	1,589	1,194
Net recoveries (charge-offs)	488	(1,071)	(1,049)	(952)	(1,013)
Balance at end of period	$ 30,994	$ 30,174	$ 30,505	$ 30,684	$ 30,047

Net Loan Charge-offs (Recoveries)
Commercial real estate	$ (936)	$ 476	$ 426	$ (287)	$ 28
Commercial, industrial and other	88	21	(31)	99	(71)
Leases	13	102	407	185	229
Home equity and consumer	204	386	231	860	638
Real estate - mortgage	143	86	16	95	189
Net charge-offs (recoveries)	$ (488)	$ 1,071	$ 1,049	$ 952	$ 1,013

Non-performing Assets
Commercial real estate	$ 8,176	$ 5,307	$ 6,994	$ 7,612	$ 8,549
Commercial, industrial and other	832	1,354	285	308	599
Leases	154	79	111	88	141
Home equity and consumer	3,530	3,143	3,472	3,415	2,114
Real estate - mortgage	8,805	9,098	9,552	9,246	7,221
Total non-accruing loans	21,497	18,981	20,414	20,669	18,624
Property acquired through foreclosure or repossession	819	1,078	826	1,026	982
Total non-performing assets	$ 22,316	$ 20,059	$ 21,240	$ 21,695	$ 19,606

Loans past due 90 days or more and still accruing	$ 123	$ 102	$ 134	$ 66	$ 429
Loans restructured and still accruing	$ 11,927	$ 12,419	$ 11,538	$ 10,579	$ 7,957

Ratio of allowance for loan and lease losses to total loans	1.09%	1.09%	1.13%	1.16%	1.15%
Non-performing loans to total loans	0.75%	0.69%	0.76%	0.78%	0.71%
Non-performing assets to total assets	0.60%	0.54%	0.59%	0.61%	0.56%
Annualized net charge-offs (recoveries) to average loans	-0.07%	0.16%	0.16%	0.15%	0.16%

Lakeland Bancorp, Inc.
Supplemental Information - Non-GAAP Financial Measures
(Unaudited)

	At or for the Quarter Ended
	Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sept 30,
(Dollars in thousands, except per share amounts)	2015	2015	2015	2014	2014

Calculation of tangible book value per common share
Total common stockholders' equity at end of period - GAAP	$ 397,687	$ 390,860	$ 388,084	$ 379,438	$ 372,539
Less:
Goodwill	109,974	109,974	109,974	109,974	109,974
Other identifiable intangible assets, net	1,644	1,742	1,849	1,960	2,071
Total tangible common stockholders' equity at end of period - Non-GAAP	$ 286,069	$ 279,144	$ 276,261	$ 267,504	$ 260,494

Shares outstanding at end of period	37,906	37,903	37,900	37,911	37,910

Book value per share - GAAP	$ 10.49	$ 10.31	$ 10.24	$ 10.01	$ 9.83

Tangible book value per share - Non-GAAP	$ 7.55	$ 7.36	$ 7.29	$ 7.06	$ 6.87

Calculation of tangible common equity to tangible assets
Total tangible common stockholders' equity at end of period - Non-GAAP	$ 286,069	$ 279,144	$ 276,261	$ 267,504	$ 260,494

Total assets at end of period	$ 3,743,100	$ 3,699,127	$ 3,627,764	$ 3,538,325	$ 3,498,905
Less:
Goodwill	109,974	109,974	109,974	109,974	109,974
Other identifiable intangible assets, net	1,644	1,742	1,849	1,960	2,071
Total tangible assets at end of period - Non-GAAP	$ 3,631,482	$ 3,587,411	$ 3,515,941	$ 3,426,391	$ 3,386,860

Common equity to assets - GAAP	10.62%	10.57%	10.70%	10.72%	10.65%

Tangible common equity to tangible assets - Non-GAAP	7.88%	7.78%	7.86%	7.81%	7.69%

Calculation of return on average tangible common equity
Net income - GAAP	$ 7,825	$ 7,862	$ 8,330	$ 7,939	$ 8,246

Total average common stockholders' equity	$ 394,948	$ 390,151	$ 383,587	$ 377,379	$ 370,448
Less:
Average goodwill	109,974	109,974	109,974	109,974	109,974
Average other identifiable intangible assets, net	1,706	1,807	1,919	2,028	2,141
Total average tangible common stockholders' equity - Non-GAAP	$ 283,268	$ 278,370	$ 271,694	$ 265,377	$ 258,333

Return on average common stockholders' equity - GAAP	7.86%	8.08%	8.81%	8.35%	8.83%

Return on average tangible common stockholders' equity - Non-GAAP	10.96%	11.33%	12.43%	11.87%	12.66%

Calculation of efficiency ratio
Total noninterest expense	$ 23,832	$ 21,195	$ 20,042	$ 20,178	$ 19,685
Amortization of core deposit intangibles	(98)	(107)	(111)	(111)	(111)
Other real estate owned and other repossessed asset (expense) income	(27)	(27)	8	(69)	(50)
Long-term debt prepayment fee	(2,407)	--	--	--	--
Merger related expenses	(330)	--	--	--	--
Provision for unfunded lending commitments, net	(168)	(60)	(130)	89	(106)
Noninterest expense, as adjusted	$ 20,802	$ 21,001	$ 19,809	$ 20,087	$ 19,418

Net interest income	$ 29,334	$ 28,669	$ 28,518	$ 28,850	$ 28,452
Total noninterest income	6,687	4,958	4,738	4,469	4,809
Total revenue	36,021	33,627	33,256	33,319	33,261
Tax-equivalent adjustment on municipal securities	210	214	221	231	235
Gains on debt extinguishment	(1,830)	--	--	--	--
Gains on sales investment securities	(173)	(17)	--	--	--
Total revenue, as adjusted	$ 34,228	$ 33,824	$ 33,477	$ 33,550	$ 33,496

Efficiency ratio - Non-GAAP	60.77%	62.09%	59.17%	59.87%	57.97%

Lakeland Bancorp, Inc.
Supplemental Information - Non-GAAP Financial Measures
(Unaudited)

	For the Nine Months Ended,
	Sept 30,	Sept 30,
(Dollars in thousands, except per share amounts)	2015	2014

Calculation of return on average tangible common equity
Net income - GAAP	$ 24,017	$ 23,190

Total average common stockholders' equity	$ 389,604	$ 363,783
Less:
Average goodwill	109,974	109,974
Average other identifiable intangible assets, net	1,810	2,257
Total average tangible common stockholders' equity - Non-GAAP	$ 277,820	$ 251,552

Return on average common stockholders' equity - GAAP	8.24%	8.52%

Return on average tangible common stockholders' equity - Non-GAAP	11.56%	12.33%

Calculation of efficiency ratio
Total noninterest expense	$ 65,069	$ 58,957
Amortization of core deposit intangibles	(316)	(353)
Other real estate owned and other repossessed asset expense	(46)	(165)
Long-term debt prepayment fee	(2,407)	--
Merger related expenses	(330)	--
Provision for unfunded lending commitments	(358)	(24)
Noninterest expense, as adjusted	$ 61,612	$ 58,415

Net interest income	$ 86,521	$ 84,716
Noninterest income	16,383	13,253
Total revenue	102,904	97,969
Tax-equivalent adjustment on municipal securities	645	741
Gains on investment securities	(190)	(2)
Gains on extinguishment of debt	(1,830)	--
Total revenue, as adjusted	$ 101,529	$ 98,708

Efficiency ratio - Non-GAAP	60.68%	59.18%
CONTACT: Thomas J. Shara
         President & CEO

         Joseph F. Hurley
         EVP & CFO
         973-697-2000